EXHIBIT 21
MEADOWBROOK INSURANCE GROUP, INC.
LIST OF SUBSIDIARIES

Meadowbrook Insurance Group, Inc.

Meadowbrook, Inc.	Star Insurance Company	Crest Financial Corporation	Meadowbrook Capital Trust I

Meadowbrook Intermediaries, Inc.	Savers Property and Casualty Insurance Company	American Highway Carriers Association	Meadowbrook Capital Trust II

Meadowbrook Risk Management, Inc.	Ameritrust Insurance Corporation	Liberty Premium Finance, Inc.

Meadowbrook of Nevada, Inc.	Williamsburg National Insurance Company	Interline Insurance Services, Inc.

Meadowbrook Insurance Agency, Inc.	American Indemnity Insurance Company, Ltd.	Commercial Carriers Insurance Agency, Inc.

Meadowbrook Risk Management, Ltd. (Barbados)

Meadowbrook Risk Management, Limited
(Bermuda)

Florida Preferred Administrators, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Medical Professional Liability Risk Purchasing Group, Inc.